2Q2024
Supplemental Information
FURNISHED AS OF AUGUST 2, 2024 - UNAUDITED

FORWARD LOOKING STATEMENTS & RISK FACTORS

This Supplemental Information report contains disclosures that are “forward-looking statements” as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts and can be identified by the use of words and phrases such as “can,” “may,” “payable,” “indicative,” "predictive," “annualized,” “expect,” “expected,” “range of expectations,” "would have been," "budget," and other comparable terms in this report, and include, but are not limited to, statements related to the merger between Healthcare Realty Trust Incorporated (the “Company” or "HR") and Healthcare Trust of America, Inc. (“Legacy HTA”) that closed on July 20, 2022 (the “Merger”). These forward-looking statements are made as of the date of this report and are not necessarily indicative of future performance. These statements are based on the current plans and expectations of Company management and are subject to a number of unknown risks, uncertainties, assumptions and other factors that could cause actual results to differ materially from those described in this release or implied by such forward-looking statements. Such risks and uncertainties include, among other things, the following: the Company’s expected results may not be achieved; failure to realize the expected benefits of the Merger; risks related to future opportunities and plans for the Company, including the uncertainty of expected future financial performance and results of the Company; the possibility that, if the Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline; pandemics or other health crises, such as COVID-19; increases in interest rates; the availability and cost of capital at expected rates; competition for quality assets; negative developments in the operating results or financial condition of the Company's tenants, including, but not limited to, their ability to pay rent; the Company's ability to reposition or sell facilities with profitable results; the Company's ability to release space at similar rates as vacancies occur; the Company's ability to renew expiring leases; government regulations affecting tenants' Medicare and Medicaid reimbursement rates and operational requirements; unanticipated difficulties and/or expenditures relating to future acquisitions and developments; changes in rules or practices governing the Company's financial reporting; the Company may be required under purchase options to sell properties and may not be able to reinvest the proceeds from such sales at rates of return equal to the return received on the properties sold; uninsured or underinsured losses related to casualty or liability; the incurrence of impairment charges on its real estate properties or other assets; and other legal and operational matters. Other risks, uncertainties and factors that could cause actual results to differ materially from those projected are detailed under the heading “Risk Factors,” in the Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the year ended December 31, 2023, under the heading "Risk Factors" and other risks described from time to time thereafter in the Company's SEC filings. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Table of Contents

4	Highlights
8	Salient Facts
9	Corporate Information
10	Balance Sheet
11	Statements of Income
12	FFO, Normalized FFO, & FAD
13	Capital Funding & Commitments
14	Debt Metrics
15	Debt Covenants & Liquidity
16	JV and Disposition Activity
17	Joint Ventures
18	Re/development Activity
19	Portfolio
20	Health Systems
21	MOB Proximity to Hospital
22	Lease Maturity & Occupancy
23	Leasing Statistics
24	Same Store
26	NOI Reconciliations
28	EBITDA Reconciliations
29	Components of Net Asset Value
30	Components of Expected FFO

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 3

Highlights

The Company is focused on its top priorities of capital allocation and operational momentum to accelerate FFO growth and improve dividend coverage.
CAPITAL ALLOCATION MOMENTUM

•Generated approximately $400 million of proceeds from JV and asset sale transactions through the second quarter
•Additional transactions under contract or LOI that are expected to increase proceeds to more than $1 billion, with the majority of these transactions occurring by the end of the third quarter
•Repurchased 18.5 million shares to date, totaling $294.5 million

OPERATIONAL MOMENTUM

•Delivered multi-tenant absorption of 183,000 square feet year-to-date, or 55 basis points, exceeding expectations for the first half of 2024
•Generated strong new leasing momentum with new leases of approximately 432,000 square feet, the fourth consecutive quarter above 400,000
•Improved tenant retention to 85.5%, compared to 84.8% in first quarter 2024 and 79.3% for full year 2023

NET INCOME AND NORMALIZED FFO
•Net (loss) income attributable to common stockholders for the three months ended June 30, 2024 was $(143.8) million or $(0.39) per diluted common share.
•Normalized FFO per share totaled $0.38 for the three months ended June 30, 2024, and $0.39 excluding approximately $3.0 million of Steward revenue reserves.

CAPITAL ALLOCATION
•The Company generated approximately $400 million of proceeds from JV and asset sale transactions through the second quarter, which included the following:
◦$271 million from the previously disclosed KKR JV
◦$126 million from asset sales
•The Company has additional transactions under contract and letters of intent that are expected to increase proceeds to more than $1 billion, including the following:
◦Property contributions into the Company's existing KKR and Nuveen joint ventures expected to generate proceeds of approximately $400 million
◦Additional asset sales expected to generate proceeds of approximately $250 million
◦Expect majority of the transactions to occur in the third quarter.
•Year-to-date, the Company has repurchased 18.5 million shares totaling $294.5 million at an average price of $15.89 per share.

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HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 4

Highlights

MULTI-TENANT OCCUPANCY AND ABSORPTION
•Multi-tenant sequential occupancy gains exceeded expectations provided in the February 2024 Investor Presentation as shown below:

2Q 2024 ACTUAL
Absorption (SF)	121,924
Change in occupancy (bps)	+ 37

•The multi-tenant portfolio leased percentage was 87.6% at June 30, which was 170 basis points greater than occupancy of 85.9%.
•Multi-tenant occupancy has increased by 112 basis points since third quarter of 2023. For the Legacy HTA properties, multi-tenant occupancy has increased by 172 basis points for the same period.
•An updated multi-tenant occupancy and NOI bridge can be found on page 5 of the Key Highlights Investor Presentation located on the Company's website.

LEASING
•Portfolio leasing activity that commenced in the second quarter totaled 1,301,000 square feet related to 369 leases:
◦934,000 square feet of renewals
◦367,000 square feet of new and expansion lease commencements
•The Company signed new leases totaling approximately 432,000 square feet in the quarter.

SAME STORE
•Same Store cash NOI for the second quarter increased 2.3% over the same quarter in the prior year, and 3.5% excluding Steward revenue reserves.
•Tenant retention for the second quarter was 85.5%.
•Operating expense decreased 0.9% over the same quarter in the prior year.
•Second quarter predictive growth measures in the Same Store portfolio include:
◦Average in-place rent increases of 2.8%.
◦Future annual contractual increases of 3.1% for leases commencing in the quarter.
◦Weighted average MOB cash leasing spreads of 2.9% on 789,000 square feet renewed:
▪10% (<0% spread)
▪5% (0-3%)
▪61% (3-4%)
▪24% (>4%)

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 5

Highlights

BALANCE SHEET
•Net debt to adjusted EBITDA was 6.6 times as of June 30, 2024 and is expected to be approximately 6.4 times once additional joint ventures and dispositions are completed.
•In June 2024, the Company repaid $100 million of the $350 million Unsecured Term Loan and exercised its second option to extend the maturity date for one year to July 2025 for a fee of approximately $0.3 million.

DIVIDEND
•The Company is focused on its top priorities of capital allocation and operational momentum to accelerate earnings growth and improve dividend coverage.
•A dividend of $0.31 per share was paid in May 2024. A dividend of $0.31 per share will be paid on August 28, 2024 to stockholders and OP unitholders of record on August 12, 2024.

GUIDANCE
•The Company affirms its 2024 Normalized FFO per share guidance as shown below:

	ACTUAL		EXPECTED 3Q 2024		EXPECTED 2024
	2Q 2024	YTD	LOW	HIGH	LOW	HIGH
Earnings per share	$(0.39)	$(1.22)	$(0.11)	$(0.10)	$(1.50)	$(1.40)
NAREIT FFO per share	$0.33	$0.03	$0.35	$0.36	$0.77	$0.82
Normalized FFO per share	$0.38	$0.77	$0.38	$0.39	$1.53	$1.58

•The Company's 2024 guidance range includes:
◦Activities outlined in the Components of Expected FFO on page 30 of the Supplemental Information
◦Completed share repurchases and expected debt repayment from JV and asset sale transactions. The partial-year net accretion is expected to be approximately $0.01 per share of normalized FFO in 2024
◦Seasonal utilities are expected to increase by approximately $2.0 million in the third quarter
◦Previously disclosed single-tenant vacate in the third quarter is expected to reduce rental revenue by $0.6 million in the third quarter and an additional $0.3 million in the fourth quarter
◦Steward Health rental income reduction of $3.6 million, comprised of $3.0 million of second quarter revenue reserves and loss of $0.6 million of straight-line rent income for the second through the fourth quarter

The 2024 annual guidance range reflects the Company's view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels, interest rates, and operating and general and administrative expenses. The Company's guidance does not contemplate impacts from gains or losses from dispositions, potential impairments, or debt extinguishment costs, if any. There can be no assurance that the Company's actual results will not be materially higher or lower than these expectations. If actual results vary from these assumptions, the Company's expectations may change.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 6

Highlights

EARNINGS CALL
•On Friday, August 2, 2024, at 12:00 p.m. Eastern Time, Healthcare Realty Trust has scheduled a conference call to discuss earnings results, quarterly activities, general operations of the Company and industry trends.
•Simultaneously, a webcast of the conference call will be available to interested parties at https://investors.healthcarerealty.com/corporate-profile/webcasts under the Investor Relations section. A webcast replay will be available following the call at the same address.
•Live Conference Call Access Details:
◦Domestic Toll-Free Number: +1 404-975-4839 access code 445920;
◦All Other Locations: +1 833-470-1428 access code 445920.
•Replay Information:
◦Domestic Toll-Free Number: +1 929-458-6194 access code 752070;
◦All Other Locations: +1 866-813-9403 access code 752070.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 7

Salient Facts [1]
AS OF JUNE 30, 2024

Properties

673 properties totaling 39.7M SF
67 markets in 35 states
92% managed by Healthcare Realty
93% outpatient medical facilities
60% of NOI in Top 15 Markets

Capitalization

$11.7B enterprise value as of 7/26/24
$6.6B market capitalization as of 7/26/24
366.7M shares/units outstanding as of 7/26/24
376.6M diluted WA shares outstanding
$0.31 quarterly dividend per share
BBB/Baa2 S&P/Moody's
43.8% net debt to enterprise value at 7/26/24
6.4x run rate net debt to adjusted EBITDA

1 Includes properties held in joint ventures.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 8

Corporate Information

Healthcare Realty (NYSE: HR) is a real estate investment trust (REIT) that owns and operates medical outpatient buildings primarily located around market-leading hospital campuses. The Company selectively grows its portfolio through property acquisition and development. As of June 30, 2024, the Company was invested in 673 real estate properties in 35 states totaling 39.7 million square feet and had an enterprise value of approximately $11.2 billion, defined as equity market capitalization plus the principal amount of debt less cash. The Company provided leasing and property management services to 92% of its portfolio.

EXECUTIVE OFFICERS

Todd J. Meredith
President and Chief Executive Officer

John M. Bryant, Jr.
Executive Vice President and General Counsel

J. Christopher Douglas
Executive Vice President and Chief Financial Officer

Robert E. Hull
Executive Vice President - Investments

Julie F. Wilson
Executive Vice President - Operations

ANALYST COVERAGE

BMO Capital Markets
BTIG, LLC
Citi Research
Deutsche Bank Securities
Green Street Advisors, Inc.
J.P. Morgan Securities LLC
Jefferies LLC
KeyBanc Capital Markets Inc.
Raymond James & Associates
Scotiabank
Wedbush Securities
Wells Fargo Securities, LLC

BOARD OF DIRECTORS

J. Knox Singleton
Chairman, Healthcare Realty Trust Incorporated
Retired Chief Executive Officer, Inova Health System

Todd J. Meredith
President and Chief Executive Officer
Healthcare Realty Trust Incorporated

John V. Abbott
Retired Chief Executive Officer
Aviation Asset Management Group, General Electric Company

Nancy H. Agee
President and Chief Executive Officer
Carilion Clinic

Thomas N. Bohjalian
Retired Head of U.S. Real Estate
Cohen & Steers

Vicki U. Booth
President and Board Chair
Ueberroth Family Foundation

Ajay Gupta
Chief Executive Officer
Physician Rehabilitation Network

James J. Kilroy
President and Portfolio Manager
Willis Investment Counsel

Jay P. Leupp
Managing Partner and Senior Portfolio Manager
Terra Firma Asset Management, LLC

Peter F. Lyle
Executive Vice President
Medical Management Associates, Inc.

Constance B. Moore
Retired President and CEO
BRE Properties, Inc.

Christann M. Vasquez
Retired Healthcare Executive

David R. Emery (1944-2019)
Chairman Emeritus
Healthcare Realty Trust Incorporated

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 9

Balance Sheet
AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA

ASSETS
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Real estate properties
Land	$1,287,532	$1,342,895	$1,343,265	$1,387,821	$1,424,453
Buildings and improvements	10,436,218	10,902,835	10,881,373	11,004,195	11,188,821
Lease intangibles	764,730	816,303	836,302	890,273	922,029
Personal property	12,501	12,720	12,718	12,686	12,615
Investment in financing receivables, net	122,413	122,001	122,602	120,975	121,315
Financing lease right-of-use assets	81,401	81,805	82,209	82,613	83,016
Construction in progress	97,732	70,651	60,727	85,644	53,311
Land held for development	59,871	59,871	59,871	59,871	78,411
Total real estate investments	12,862,398	13,409,081	13,399,067	13,644,078	13,883,971
Less accumulated depreciation and amortization	(2,427,709)	(2,374,047)	(2,226,853)	(2,093,952)	(1,983,944)
Total real estate investments, net	10,434,689	11,035,034	11,172,214	11,550,126	11,900,027
Cash and cash equivalents [1]	137,773	26,172	25,699	24,668	35,904
Assets held for sale, net	34,530	30,968	8,834	57,638	151
Operating lease right-of-use assets	261,976	273,949	275,975	323,759	333,224
Investments in unconsolidated joint ventures	374,841	309,754	311,511	325,453	327,245
Other assets, net and goodwill	559,818	605,047	842,898	822,084	797,796
Total assets	$11,803,627	$12,280,924	$12,637,131	$13,103,728	$13,394,347

LIABILITIES AND STOCKHOLDERS' EQUITY
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Liabilities
Notes and bonds payable	$5,148,153	$5,108,279	$4,994,859	$5,227,413	$5,340,272
Accounts payable and accrued liabilities	195,884	163,172	211,994	204,947	196,147
Liabilities of properties held for sale	1,805	700	295	3,814	222
Operating lease liabilities	230,601	229,223	229,714	273,319	278,479
Financing lease liabilities	75,199	74,769	74,503	74,087	73,629
Other liabilities	177,293	197,763	202,984	211,365	219,694
Total liabilities	5,828,935	5,773,906	5,714,349	5,994,945	6,108,443

Redeemable non-controlling interests	3,875	3,880	3,868	3,195	2,487

Stockholders' equity
Preferred stock, $0.01 par value; 200,000 shares authorized	—	—	—	—	—
Common stock, $0.01 par value; 1,000,000 shares authorized	3,643	3,815	3,810	3,809	3,808
Additional paid-in capital	9,340,028	9,609,530	9,602,592	9,597,629	9,595,033
Accumulated other comprehensive income (loss)	6,986	4,791	(10,741)	17,079	9,328
Cumulative net income attributable to common stockholders	574,178	717,958	1,028,794	1,069,327	1,137,171
Cumulative dividends	(4,037,693)	(3,920,199)	(3,801,793)	(3,684,144)	(3,565,941)
Total stockholders' equity	5,887,142	6,415,895	6,822,662	7,003,700	7,179,399
Non-controlling interest	83,675	87,243	96,252	101,888	104,018
Total equity	5,970,817	6,503,138	6,918,914	7,105,588	7,283,417
Total liabilities and stockholders' equity	$11,803,627	$12,280,924	$12,637,131	$13,103,728	$13,394,347

12Q 2024 cash and cash equivalents includes $96.0 million of proceeds held in a cash escrow account from a portfolio disposition that closed on June 28, 2024 and was received by the Company on July 1, 2024.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 10

Statements of Income
DOLLARS IN THOUSANDS

	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Revenues
Rental income [1]	$308,135	$318,076	$322,076	$333,335	$329,680
Interest income	3,865	4,538	4,422	4,264	4,233
Other operating	4,322	4,191	3,943	4,661	4,230
	316,322	326,805	330,441	342,260	338,143
Expenses
Property operating	117,719	121,078	121,362	131,639	125,395
General and administrative	14,002	14,787	14,609	13,396	15,464
Normalizing items [2]	—	—	(1,445)	—	(275)
Normalized general and administrative	14,002	14,787	13,164	13,396	15,189
Transaction costs	431	395	301	769	669
Merger-related costs	—	—	1,414	7,450	(15,670)
Depreciation and amortization	173,477	178,119	180,049	182,989	183,193
	305,629	314,379	317,735	336,243	309,051
Other income (expense)
Interest expense before merger-related fair value	(52,393)	(50,949)	(52,387)	(55,637)	(54,780)
Merger-related fair value adjustment	(10,064)	(10,105)	(10,800)	(10,667)	(10,554)
Interest expense	(62,457)	(61,054)	(63,187)	(66,304)	(65,334)
Gain on sales of real estate properties and other assets	38,338	22	20,573	48,811	7,156
Gain on extinguishment of debt	—	—	—	62	—
Impairment of real estate assets and credit loss reserves	(132,118)	(15,937)	(11,403)	(56,873)	(55,215)
Impairment of goodwill	—	(250,530)	—	—	—
Equity loss from unconsolidated joint ventures	(146)	(422)	(430)	(456)	(17)
Interest and other (expense) income, net	(248)	275	65	139	592
	(156,631)	(327,646)	(54,382)	(74,621)	(112,818)
Net (loss) income	$(145,938)	$(315,220)	$(41,676)	$(68,604)	$(83,726)
Net loss (income) attributable to non-controlling interests	2,158	4,384	1,143	760	967
Net (loss) income attributable to common stockholders	$(143,780)	$(310,836)	$(40,533)	$(67,844)	$(82,759)

Basic earnings per common share	$(0.39)	$(0.82)	$(0.11)	$(0.18)	$(0.22)
Diluted earnings per common share	$(0.39)	$(0.82)	$(0.11)	$(0.18)	$(0.22)

Weighted average common shares outstanding - basic	372,477	379,455	379,044	378,925	378,897
Weighted average common shares outstanding - diluted [3]	372,477	379,455	379,044	378,925	378,897

STATEMENTS OF INCOME SUPPLEMENTAL INFORMATION
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Interest income
Financing receivables	$2,094	$2,117	$2,132	$2,002	$2,053
Interest on mortgage and mezzanine loans	1,771	2,421	2,290	2,262	2,180
Total	$3,865	$4,538	$4,422	$4,264	$4,233

Other operating income
Parking income	$2,463	$2,545	$2,392	$2,751	$2,370
Management fee and miscellaneous income	1,859	1,646	1,551	1,910	1,860
Total	$4,322	$4,191	$3,943	$4,661	$4,230
1Rental income was reduced by $3.0 million for Steward Health revenue reserves. This consisted of $2.2 million for April and prepetition rent for May as well as $0.8 million for March. In addition, the Company reversed $2.2 million of straight-line rent receivable against rental income.
24Q 2023 normalizing items include severance costs and 2Q 2023 includes non-routine legal costs.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount. As a result, the Company's OP totaling 3,657,682 units was not included.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 11

FFO, Normalized FFO, & FAD [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Net loss attributable to common stockholders	$(143,780)	$(310,836)	$(40,533)	$(67,844)	$(82,759)
Net loss attributable to common stockholders per diluted share [3]	$(0.39)	$(0.82)	$(0.11)	$(0.18)	$(0.22)

Gain on sales of real estate assets	$(33,431)	$(22)	$(20,573)	$(48,811)	$(7,156)
Impairments of real estate assets	120,917	15,937	11,403	56,873	55,215
Real estate depreciation and amortization	177,350	181,161	182,272	185,143	185,003
Non-controlling loss from partnership units	(2,077)	(4,278)	(491)	(841)	(1,027)
Unconsolidated JV depreciation and amortization	4,818	4,568	4,442	4,421	4,412
FFO adjustments	$267,577	$197,366	$177,053	$196,785	$236,447
FFO adjustments per common share - diluted	$0.71	$0.51	$0.46	$0.51	$0.62
FFO	$123,797	$(113,470)	$136,520	$128,941	$153,688
FFO per common share - diluted [4]	$0.33	$(0.30)	$0.36	$0.34	$0.40

Transaction costs	431	395	301	769	669
Merger-related costs	—	—	1,414	7,450	(15,670)
Lease intangible amortization	129	175	261	213	240
Non-routine legal costs/forfeited earnest money received	465	—	(100)	—	275
Debt financing costs	—	—	—	(62)	—
Severance costs	—	—	1,445	—	—
Credit losses and gains on other assets, net [5]	8,525	—	—	—	—
Impairment of goodwill	—	250,530	—	—	—
Merger-related fair value adjustment	10,064	10,105	10,800	10,667	10,554
Unconsolidated JV normalizing items [6]	89	87	89	90	93
Normalized FFO adjustments	$19,703	$261,292	$14,210	$19,127	$(3,839)
Normalized FFO adjustments per common share - diluted	$0.05	$0.68	$0.04	$0.05	$(0.01)
Normalized FFO	$143,500	$147,822	$150,730	$148,068	$149,849
Normalized FFO per common share - diluted	$0.38	$0.39	$0.39	$0.39	$0.39

Non-real estate depreciation and amortization	313	485	685	475	802
Non-cash interest amortization, net [7]	1,267	1,277	1,265	1,402	1,618
Rent reserves, net [8]	1,261	(151)	1,404	442	(54)
Straight-line rent income, net	(6,799)	(7,633)	(7,872)	(8,470)	(8,005)
Stock-based compensation	3,383	3,562	3,566	2,556	3,924
Unconsolidated JV non-cash items [9]	(148)	(122)	(206)	(231)	(316)
Normalized FFO adjusted for non-cash items	142,777	145,240	149,572	144,242	147,818
2nd generation TI	(12,287)	(20,204)	(18,715)	(21,248)	(17,236)
Leasing commissions paid	(10,012)	(15,215)	(14,978)	(8,907)	(5,493)
Building capital	(12,835)	(5,363)	(17,393)	(14,354)	(8,649)
Total maintenance capex	(35,134)	(40,782)	(51,086)	(44,509)	(31,378)
FAD	$107,643	$104,458	$98,486	$99,733	$116,440
Quarterly dividends and OP distributions	$118,627	$119,541	$118,897	$119,456	$119,444
FFO wtd avg common shares outstanding - diluted [10]	376,556	383,413	383,326	383,428	383,409

1Funds from operations (“FFO”) and FFO per share are operating performance measures adopted by NAREIT. NAREIT defines FFO as “net income (computed in accordance with GAAP) excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.”
2FFO, Normalized FFO and Funds Available for Distribution ("FAD") do not represent cash generated from operating activities determined in accordance with GAAP and is not necessarily indicative of cash available to fund cash needs. FFO, Normalized FFO and FAD should not be considered alternatives to net income attributable to common stockholders as indicators of the Company's operating performance or as alternatives to cash flow as measures of liquidity.
3Potential common shares are not included in the computation of diluted earnings per share when a loss exists, as the effect would be an antidilutive per share amount.
4For 1Q 2024, basic weighted average common shares outstanding was the denominator used in the per share calculation.
5Comprised of $11.2 million of credit loss reserves and $2.2 million write-off of prior period Steward Health straight-line rent, offset by $4.9 million gain on other assets.
6Includes the Company's proportionate share of normalizing items related to unconsolidated joint ventures such as lease intangibles and acquisition and pursuit costs.
7Includes the amortization of deferred financing costs, discounts and premiums, and non-cash financing receivable amortization.
82Q 2024 includes $0.8 million related to the Steward Health revenue reserve for March.
9Includes the Company's proportionate share of straight-line rent, net and rent reserves, net related to unconsolidated joint ventures.
10The Company utilizes the treasury stock method, which includes the dilutive effect of nonvested share-based awards outstanding of 420,687 for the three months ended June 30, 2024. Also includes the diluted impact of 3,657,682 OP units outstanding.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 12

Capital Funding & Commitments
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

ACQUISITION AND RE/DEVELOPMENT FUNDING
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Acquisitions [1]	$—	$—	$—	$11,450	$—
Re/development [2]	44,796	21,580	32,272	30,945	32,068
1st generation TI & acquisition capex [3]	13,010	12,421	7,632	9,013	10,258

MAINTENANCE CAPITAL EXPENDITURES FUNDING
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
2nd generation TI	$12,287	$20,204	$18,715	$21,248	$17,236
Leasing commissions paid	10,012	15,215	14,978	8,907	5,493
Building capital	12,835	5,363	17,393	14,354	8,649
	$35,134	$40,782	$51,086	$44,509	$31,378
% of Cash NOI
2nd generation TI	6.2%	10.1%	9.2%	10.4%	8.3%
Leasing commissions paid	5.0%	7.6%	7.3%	4.4%	2.6%
Building capital	6.5%	2.7%	8.5%	7.0%	4.2%
	17.7%	20.4%	25.0%	21.8%	15.1%

LEASING COMMITMENTS [4]
	2Q 2024	1Q 2024	4Q 2023	3Q 2023	2Q 2023
Renewals
Square feet	788,862	1,454,998	582,239	625,762	638,587
2nd generation TI/square foot/lease year	$1.81	$2.39	$1.89	$1.76	$1.64
Leasing commissions/square foot/lease year	$1.33	$0.90	$1.66	$1.48	$1.19
Renewal commitments as a % of annual net rent	13.6%	13.8%	12.7%	13.1%	12.8%
WALT (in months) [5]	52.3	60.5	43.1	42.1	56.7

New leases
Square feet	252,795	337,357	315,243	344,524	205,565
2nd generation TI/square foot/lease year	$6.90	$7.32	$5.98	$5.57	$7.11
Leasing commissions/square foot/lease year	$1.98	$1.68	$1.72	$1.81	$1.40
New lease commitments as a % of annual net rent	43.3%	42.8%	33.4%	32.1%	45.0%
WALT (in months) [5]	82.6	92.8	90.2	85.8	81.3

All
Square feet	1,041,657	1,792,355	897,482	970,286	844,152
Leasing commitments as a % of annual net rent	22.6%	20.5%	21.9%	22.6%	21.7%
WALT (in months) [5]	59.6	66.6	59.6	57.6	62.7

1Acquisitions include properties acquired through joint ventures at the Company's ownership percentage.
2Re/development funding includes capital spend on re/developments, development completions and unstabilized properties.
3Acquisition capex includes near-term fundings underwritten as part of recent acquisitions. 1st generation tenant improvements for re/developments are excluded.
4Reflects leases commencing in the quarter. Excludes recently acquired or disposed properties, development completions, construction in progress, land held for development, corporate property, redevelopment properties, unstabilized properties, planned dispositions and assets classified as held for sale.
5WALT = weighted average lease term.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 13

Debt Metrics[1]
DOLLARS IN THOUSANDS

SUMMARY OF INDEBTEDNESS AS OF JUNE 30, 2024
	PRINCIPAL BALANCE	BALANCE [1]	MATURITY DATE [2]	MONTHS TO MATURITY [2]	INTEREST EXPENSE	CONTRACTUAL INTEREST EXPENSE	CONTRACTUAL RATE	EFFECTIVE RATE	FAIR VALUE MERGER ADJUSTED
SENIOR NOTES	$250,000	$249,674	5/1/2025	10	$2,470	$2,422	3.88%	4.12%
	600,000	582,873	8/1/2026	25	7,189	5,251	3.50%	4.94%	Y
	500,000	485,889	7/1/2027	36	5,775	4,688	3.75%	4.76%	Y
	300,000	297,726	1/15/2028	43	2,785	2,719	3.63%	3.85%
	650,000	580,666	2/15/2030	68	7,666	5,037	3.10%	5.30%	Y
	299,500	296,984	3/15/2030	69	1,928	1,797	2.40%	2.72%
	299,785	296,086	3/15/2031	81	1,592	1,536	2.05%	2.25%
	800,000	658,263	3/15/2031	81	8,400	4,000	2.00%	5.13%	Y
	$3,699,285	$3,448,161		53	$37,805	$27,450	2.97%	4.44%
TERM LOANS	$250,000	$249,659	7/20/2025	13	$5,434	$5,434	SOFR + 1.04%	6.37%
	200,000	199,750	5/31/2026	23	3,217	3,217	SOFR + 1.04%	6.37%
	150,000	149,716	6/1/2026	23	2,413	2,413	SOFR + 1.04%	6.37%
	300,000	299,970	10/31/2026	28	4,825	4,825	SOFR + 1.04%	6.37%
	200,000	199,571	7/20/2027	36	3,217	3,217	SOFR + 1.04%	6.37%
	300,000	298,498	1/20/2028	42	4,825	4,825	SOFR + 1.04%	6.37%
	$1,400,000	$1,397,164		28	$23,931	$23,931		6.37%
$1.5B CREDIT FACILITY	$250,000	$250,000	10/31/2027	40	$2,081	$2,081	SOFR + 0.94%	6.28%
MORTGAGES	$53,005	$52,828	various	19	$530	$539	4.05%	4.18%
	$5,402,290	$5,148,153		44	$64,347	$54,001	4.01%	5.05%	$2,550,000
Less cash	(137,773)
Net debt	$5,264,517
Interest rate swaps					(3,803)	(3,803)
Interest cost capitalization					(974)	—
Unsecured credit facility fee & deferred financing costs					1,945	758
Financing right-of-use asset amortization					942	—
					$62,457	$50,956

DEBT MATURITIES SCHEDULE AS OF JUNE 30, 2024
	PRINCIPAL PAYMENTS
	BANK LOANS	SENIOR NOTES	MORTGAGE NOTES	TOTAL	WA RATE
2024			$7,726	$7,726	4.10%
2025	$250,000	$250,000	16,375	516,375	5.09%
2026	650,000	600,000	28,904	1,278,904	4.95%
2027	450,000	500,000		950,000	4.97%
2028	300,000	300,000		600,000	5.00%
Thereafter		2,049,285		2,049,285	2.41%
Total	$1,650,000	$3,699,285	$53,005	$5,402,290	4.01%
Net debt				$5,264,517
Fixed rate debt balance	$1,075,000	$3,699,285	$53,005	$4,827,290
% fixed rate debt, net of cash				92%
Company share of JV net debt			$20,299

INTEREST RATE SWAPS
MATURITY	AMOUNT	FIXED SOFR RATE
May 2026	$275,000	3.74%
June 2026	150,000	3.83%
December 2026	150,000	3.84%
June 2027	200,000	4.27%
December 2027	300,000	3.93%
As of 6/30/2024	$1,075,000	3.92%

1Balances are reflected net of discounts, fair value adjustments, and deferred financing costs and include premiums.
2Includes extension options.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 14

Debt Covenants & Liquidity
DOLLARS IN THOUSANDS

SELECTED FINANCIAL DEBT COVENANTS YEAR ENDED JUNE 30, 2024 [1]
	CALCULATION	REQUIREMENT	PER DEBT COVENANTS
Revolving credit facility and term loan
Leverage ratio	Total debt/total capital	Not greater than 60%	39.3%
Secured leverage ratio	Total secured debt/total capital	Not greater than 30%	0.4%
Unencumbered leverage ratio	Unsecured debt/unsecured real estate	Not greater than 60%	42.6%
Fixed charge coverage ratio	EBITDA/fixed charges	Not less than 1.50x	3.1x
Unsecured coverage ratio	Unsecured EBITDA/unsecured interest	Not less than 1.75x	3.1x
Asset investments	Unimproved land, JVs & mortgages/total assets	Not greater than 35%	9.9%

Senior Notes
Incurrence of total debt	Total debt/total assets	Not greater than 60%	39.4%
Incurrence of debt secured by any lien	Secured debt/total assets	Not greater than 40%	0.4%
Maintenance of total unsecured assets	Unencumbered assets/unsecured debt	Not less than 150%	251.2%
Debt service coverage	EBITDA/interest expense	Not less than 1.5x	3.1x

Other
Net debt to adjusted EBITDA [2]	Net debt (debt less cash)/adjusted EBITDA	Not required	6.6x
Run-rate net debt to adjusted EBITDA [4]	Run-rate net debt (debt less cash)/adjusted EBITDA [4]	Not required	6.4x
Net debt to enterprise value [3]	Net debt/enterprise value	Not required	45.8%

LIQUIDITY SOURCES
Cash	$137,773
Unsecured credit facility availability	1,250,000
Consolidated unencumbered assets (gross) [5]	12,752,707

1Does not include all financial and non-financial covenants and restrictions that are required by the Company's various debt agreements. Financial measures include the Company's proportionate share of unconsolidated joint ventures, as applicable.
2Net debt includes the Company's share of unconsolidated JV net debt. See page 25 for a reconciliation of adjusted EBITDA.
3Based on the closing price of $16.48 on June 28, 2024 and 367,984,916 shares outstanding including outstanding OP units.
4Run-rate net debt to adjusted EBITDA reflects expected proceeds from additional asset sales and JV transactions.
5Annualized second quarter 2024 unencumbered asset NOI was $764.0 million.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 15

JV & Disposition Activity
DOLLARS IN THOUSANDS

JV AND DISPOSITION ACTIVITY
LOCATION	COUNT	TYPE	CLOSING	SQUARE FEET	LEASED %	SALE PRICE	PROCEEDS	% OWNERSHIP RETAINED
Albany, NY	1	MOB	4/1/2024	14,800	—%	$725	$725	—
San Angelo, TX	1	MOB	4/12/2024	24,580	100%	5,085	5,085	—
Houston, TX	1	MOB	5/20/2024	37,040	5%	250	250	—
KKR JV [1]	10	MOB	5/23/2024	556,274	99%	284,348	227,478	20%
Denver, CO	1	MOB	5/30/2024	37,130	100%	19,000	19,000	—
KKR JV [1]	1	MOB	6/6/2024	129,879	100%	54,858	43,886	20%
Minneapolis, MN	1	MOB	6/21/2024	50,291	23%	1,082	1,082	—
Greensboro/Raleigh, NC [2]	9	MOB	6/28/2024	309,424	97%	99,518	99,518	—
YTD total disposition activity	25			1,159,418	91%	$464,866	$397,024
Average cap rate [3]						6.6%

.
1The Company sold the following MOBs into a joint venture, retaining 20% ownership: one in each of Raleigh, NC, New York, NY, Philadelphia, PA, Atlanta, GA and Austin, TX; two MOBs in Los Angeles and four in Seattle, WA.
2The Company sold seven MOBs in Greensboro, NC and two non-clustered single-tenant MOBs in Raleigh, NC to a single buyer in a single transaction.
3Cap rate represents the in-place cash NOI divided by sales price.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 16

Joint Ventures
DOLLARS IN THOUSANDS

PORTFOLIOS
				2Q 2024
JOINT VENTURE	OWNERSHIP INTEREST	# OF PROPERTIES	SQUARE FEET	OCCUPANCY	NOI	NOI AT SHARE	SAME STORE NOI AT SHARE
Nuveen	50%	21	1,053,773	85%	$5,117	$2,562	$2,562
CBRE	20%	4	283,880	71%	1,655	331	331
KKR	20%	11	686,153	99%	2,635	527	—
Other [1]	46%	9	611,747	95%	4,471	2,084	1,960
Total		45	2,635,553	89%	$13,878	$5,504	$4,853

BALANCE SHEET
JOINT VENTURE	REAL ESTATE INVESTMENT [2]	DEBT [2]	DEBT AT SHARE	INTEREST RATE
Nuveen	$448,979	$—	$—	—
CBRE	135,346	—	—	—
KKR	314,506	—	—	—
Other [1]	244,407	69,100	27,640	5.3%
Total	$1,143,238	$69,100	$27,640	5.3%
Net debt at JV share			$20,299

1Includes one consolidated and two unconsolidated joint ventures. Ownership percentages are weighted based on investment.
2Represents 100% of the real estate assets and debt of the joint ventures.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 17

Re/development Activity
DOLLARS IN THOUSANDS

RE/DEVELOPMENT PROJECTS
MARKET	ASSOCIATED HEALTH SYSTEM	SQUARE FEET	CURRENT LEASED %	BUDGET	COST TO COMPLETE	ESTIMATED COMPLETION/INITIAL LEASE COMMENCEMENT
Active development
Raleigh, NC	UNC REX Health	120,694	42%	$52,600	$11,767	4Q 2024
Phoenix, AZ	HonorHealth	101,000	80%	58,000	16,525	4Q 2024
Fort Worth, TX [1]	Baylor Scott & White	101,000	40%	9,640	1,649	1Q 2026
Total development		322,694	53%	$120,240	$29,941
Projected stabilized yield - 6.5%-8.0%
Estimated stabilization period post completion - 12 - 36 months

Active redevelopment
Washington, DC	Inova Health	259,290	85%	$17,557	$7,082	4Q 2024
Houston, TX	HCA	314,861	62%	30,000	21,860	4Q 2025
Charlotte, NC	Novant Health	169,135	76%	18,700	9,869	1Q 2026
Washington, DC	Inova Health	57,323	66%	10,078	3,864	1Q 2026
Total redevelopment		800,609	73%	$76,335	$42,675
Occupied %			65%
Projected stabilized yield - 9.0%-12.0%
Estimated stabilization period post completion - 12 - 36 months

Total active re/development projects		1,123,303	67%	$196,575	$72,616

1Budget and cost to complete represent the Company's expected share of the development project. The total cost of the development is $48.2 million, of which approximately $38.6 million is expected to be funded by an institutional investor through a joint venture.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 18

Portfolio [1,2]
DOLLARS IN THOUSANDS

MARKETS
		COUNT	SQUARE FEET						WHOLLY OWNED
MARKET	MSA RANK		MOB	INPATIENT	OFFICE	WHOLLY OWNED	JOINT VENTURES	TOTAL	% OF NOI	CUMULATIVE % OF NOI
Dallas, TX	4	50	3,230,488	146,519	199,800	3,576,807	226,076	3,802,883	9.4%	9.4%
Seattle, WA	15	29	1,402,890			1,402,890	189,611	1,592,501	5.7%	15.1%
Houston, TX	5	30	2,314,095	67,500		2,381,595		2,381,595	5.0%	20.1%
Charlotte, NC	22	32	1,792,908			1,792,908		1,792,908	4.6%	24.7%
Denver, CO	19	34	1,743,689		93,869	1,837,558	116,616	1,954,174	4.1%	28.8%
Atlanta, GA	9	27	1,375,178			1,375,178	47,963	1,423,141	3.9%	32.7%
Los Angeles, CA	2	30	950,269	63,000		1,013,269	786,520	1,799,789	3.8%	36.5%
Boston, MA	11	17	806,410			806,410		806,410	3.5%	40.0%
Miami, FL	7	18	1,196,531			1,196,531		1,196,531	3.3%	43.3%
Nashville, TN	36	13	1,241,872		108,691	1,350,563		1,350,563	3.1%	46.4%
Phoenix, AZ	10	35	1,512,304			1,512,304		1,512,304	3.1%	49.5%
Tampa, FL	18	19	971,975			971,975		971,975	2.8%	52.3%
Raleigh, NC	42	27	986,403			986,403	75,494	1,061,897	2.7%	55.0%
Indianapolis, IN	33	41	1,162,955	61,398		1,224,353	273,479	1,497,832	2.6%	57.6%
Memphis, TN	43	11	802,221	54,416		856,637		856,637	2.1%	59.7%
Chicago, IL	3	6	607,845			607,845		607,845	2.0%	61.7%
New York, NY	1	15	647,004			647,004	57,411	704,415	2.0%	63.7%
Austin, TX	29	12	657,575			657,575	129,879	787,454	2.0%	65.7%
San Francisco, CA	12	9	452,666			452,666	110,865	563,531	1.9%	67.6%
Honolulu, HI	56	6	439,500			439,500		439,500	1.9%	69.5%
Other (47 Markets)		212	10,235,057	540,974	1,228,363	12,004,394	621,639	12,626,033	30.5%	100.0%
Total		673	34,529,835	933,807	1,630,723	37,094,365	2,635,553	39,729,918	100.0%
Number of properties			605	15	8	628	45	673
% of square feet			93.1%	2.5%	4.4%	100.0%
% multi-tenant			86.3%	—%	64.3%	83.2%
Investment			$11,781,285	$436,145	$470,992	$12,688,422
Quarterly cash NOI [2]			$173,492	$8,182	$5,756	$187,430
% of cash NOI			92.6%	4.4%	3.0%	100.0%

BY OWNERSHIP AND TENANT TYPE
	WHOLLY OWNED		JOINT VENTURES
	MULTI-TENANT	SINGLE-TENANT	MULTI-TENANT	SINGLE-TENANT	TOTAL
Number of properties	511	117	33	12	673
Square feet	30,856,792	6,237,573	2,171,011	464,542	39,729,918
% of square feet	77.6%	15.7%	5.5%	1.2%	100.0%
Investment [2]	$10,104,760	$2,583,662	$329,843	$94,441	$13,112,706
Quarterly cash NOI [2]	$147,528	$39,902	$4,113	$1,390	$192,933
% of cash NOI	76.5%	20.7%	2.1%	0.7%	100.0%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes assets held for sale, land held for development, construction in progress and corporate property.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 19

Health Systems [1,2]

MOB PORTFOLIO
			BUILDING SQUARE FEET			# OF BLDGS		LEASED BY HEALTH SYSTEM	% OF LEASED SF	# OF LEASES
HEALTH SYSTEM	SYSTEM RANK [3]	CREDIT RATING	ON/ADJACENT [4]	OFF-CAMPUS AFFILIATED [5]	TOTAL		% OF NOI
HCA	1	BBB-/Baa3	2,068,375	779,288	2,847,663	42	9.1%	813,694	2.7%	130
CommonSpirit	4	A-/A3	1,801,813	540,834	2,342,647	42	6.5%	728,994	2.4%	140
Baylor Scott & White	21	AA-/Aa3	2,364,055	66,376	2,430,431	27	6.3%	1,064,986	3.5%	168
Ascension Health	3	AA+/Aa2	2,262,563	97,551	2,360,114	25	6.0%	970,637	3.2%	149
Advocate Health	None	AA/Aa3	790,317	496,198	1,286,515	20	4.4%	1,083,740	3.6%	101
Wellstar Health System	None	A+/A2	896,773	23,088	919,861	18	2.9%	586,056	1.9%	79
AdventHealth	11	AA/Aa2	758,638	118,585	877,223	13	2.7%	384,529	1.3%	82
UW Medicine (Seattle)	91	AA+/Aaa	461,363	125,543	586,906	9	2.6%	282,014	0.9%	31
Trinity Health	7	AA-/Aa3	830,772	184,318	1,015,090	14	2.5%	542,027	1.8%	73
Tenet Healthcare Corporation	6	B+/B1	884,029	238,375	1,122,404	17	2.4%	300,723	1.0%	58
Baptist Memorial Health Care	89	A-2/--	544,122	252,414	796,536	10	2.2%	430,663	1.4%	53
Community Health Systems	8	CCC+/Caa2	785,169	—	785,169	16	2.1%	353,558	1.2%	45
Tufts Medicine	None	BBB-/	252,087	—	252,087	2	1.8%	252,087	0.8%	2
University of California Health	None	AA/Aa2	477,272	—	477,272	9	1.6%	30,080	0.1%	11
Hawaii Pacific Health	181	--/A1	173,502	124,925	298,427	3	1.6%	98,398	0.3%	39
WakeMed	185	--/A2	380,141	101,597	481,738	14	1.5%	144,265	0.5%	21
Banner Health	24	AA-/--	749,075	31,039	780,114	24	1.5%	126,553	0.4%	33
Providence Health & Services	5	A/A2	277,474	31,601	309,075	7	1.5%	111,557	0.4%	24
Bon Secours Health System	22	A+/A2	405,945	—	405,945	6	1.4%	242,817	0.8%	50
Sutter Health	12	A+/A1	175,591	76,507	252,098	3	1.3%	93,229	0.3%	19
Overlake Health System	291	BBB+/Baa2	230,710	—	230,710	3	1.2%	61,218	0.2%	5
Other (69 Credit Rated)			6,129,159	3,661,590	9,790,749	190	27.6%	4,109,395	13.6%
Subtotal - credit rated [6]			23,698,945	6,949,829	30,648,774	514	90.7%	12,811,220	42.3%
Other non-credit rated [7]			1,042,749	470,851	1,513,600	34	4.3%	878,872	2.9%
Off-campus non-affiliated [8]			—	2,367,461	2,367,461	57	5.0%	—	—%
Wholly-owned			24,741,694	9,788,141	34,529,835	605	100.0%	13,690,092	45.2%
Joint ventures			1,749,093	660,384	2,409,477
Total			26,490,787	10,448,525	36,939,312

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes construction in progress and assets classified as held for sale.
3Ranked by revenue based on Modern Healthcare's Healthcare Systems Financials Database.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6Based on square footage, 82% is associated and 40% is leased by an investment-grade rated healthcare provider.
7Includes 34 properties associated with hospital systems that are not credit rated. Steward Health leases 580,000 square feet and represents 1.6% of total company ABR.
8Includes off-campus buildings that are not 20% or more leased by a health system and are more than two miles from a hospital campus.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 20

MOB Proximity to Hospital [1,2,3]

MOB BY LOCATION
	# OF PROPERTIES	SQUARE FEET	TOTAL	% GROUND LEASED
On campus	232	17,984,131	48.7%	77.6%
Adjacent to campus [4]	179	8,506,656	23.0%	15.2%
Total on/adjacent	411	26,490,787	71.7%	57.6%
Off campus - affiliated [5]	172	7,947,703	21.5%	17.5%
Off campus	60	2,500,822	6.8%	9.4%
	643	36,939,312	100.0%	45.7%
Wholly-owned	605	34,529,835
Joint ventures	38	2,409,477

MOB BY CLUSTER [6]
	TOTAL			HOSPITAL CENTRIC [7]
	# OF PROPERTIES	SQUARE FEET	% OF MOB SQUARE FEET	# OF PROPERTIES	SQUARE FEET	% OF MOB SQUARE FEET
Clustered	466	25,905,434	70.1%	383	22,585,090	72.4%
Non-clustered	177	11,033,878	29.9%	122	8,606,370	27.6%
Total	643	36,939,312	100.0%	505	31,191,460	100.0%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes joint venture properties and excludes construction in progress and assets classified as held for sale.
3Proximity to hospital campus includes acute care hospitals with inpatient beds. The Company does not consider inpatient rehab hospitals (IRFs), skilled nursing facilities (SNFs) or long-term acute care hospitals (LTACHs) to be hospital campuses for distance calculations.
4The Company defines an adjacent property as being no more than 0.25 miles from a hospital campus.
5Includes off-campus buildings where health systems lease 20% or more of the property and/or are located within 2 miles from a hospital campus.
6A cluster is defined as at least two properties within a geographic radius of two miles. The Company believes clusters provide operational efficiencies and greater local leasing knowledge that accelerate NOI growth.
7Includes buildings that are located within two miles of a hospital campus.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 21

Lease Maturity & Occupancy [1,2]

LEASE MATURITY SCHEDULE
	SQUARE FEET						# OF WHOLLY-OWNED LEASES
	WHOLLY-OWNED AND JOINT VENTURE
	MULTI-TENANT [3]	SINGLE-TENANT	TOTAL	% OF TOTAL	JOINT VENTURES	WHOLLY-OWNED
Month-to-month	457,605	24,996	482,601	1.4%	13,136	469,465	181
3Q 2024	1,093,706	380,276	1,473,982	4.2%	130,683	1,343,299	338
4Q 2024	1,039,667	104,517	1,144,184	3.3%	41,074	1,103,110	300
2025	4,165,471	950,537	5,116,008	14.7%	274,188	4,841,820	1,229
2026	3,951,704	304,579	4,256,283	12.2%	184,641	4,071,642	1,061
2027	3,796,648	1,023,495	4,820,143	13.8%	257,369	4,562,774	1,022
2028	3,179,896	610,332	3,790,228	10.9%	161,658	3,628,570	848
2029	2,576,498	846,555	3,423,053	9.8%	378,111	3,044,942	635
2030	1,884,093	729,095	2,613,188	7.5%	159,421	2,453,767	364
2031	1,268,246	236,689	1,504,935	4.3%	101,919	1,403,016	286
2032	1,848,475	368,172	2,216,647	6.4%	168,109	2,048,538	298
2033	984,154	177,327	1,161,481	3.3%	128,433	1,033,048	202
Thereafter	2,129,942	732,975	2,862,917	8.1%	363,840	2,499,077	323
Total occupied	28,376,105	6,489,545	34,865,650	87.8%	2,362,582	32,503,068	7,087
Total building	33,027,803	6,702,115	39,729,918		2,635,553	37,094,365
Occupancy	85.9%	96.8%	87.8%		89.6%	87.6%
Leased %	87.6%	97.6%	89.3%		90.0%	89.3%
WALTR (months) [4]	49.3	63.9	52.0			50.5
WALT (months) [4]	92.8	136.6	100.9			99.7

QUARTERLY LEASING ACTIVITY [5]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET	ABSORPTION ACTIVITY	SQUARE FEET
Occupied square feet, beginning of period		28,505,413		6,702,485		35,207,898
Dispositions and assets held for sale		(251,232)		(212,940)		(464,172)
Expirations and early vacates	(1,100,109)		(78,584)		(1,178,693)
Renewals, amendments and extensions	855,246		78,584		933,830
New lease commencements	366,787		—		366,787
Absorption		121,924		—		121,924
Occupied square feet, end of period		28,376,105		6,489,545		34,865,650

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Excludes land held for development, construction in progress, corporate property and assets classified as held for sale, unless noted otherwise.
3The average lease size in the wholly-owned multi-tenant portfolio is 3,895 square feet.
4WALTR = weighted average lease term remaining; WALT = weighted average lease term.
5Excludes month-to-month activity until such time that a term renewal is signed or the tenant vacates.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 22

Leasing Statistics [1,2]

SAME STORE RENEWALS [2]
	2Q 2024	YTD

MOB cash leasing spreads [3]	2.9%	3.4%

MOB cash leasing spreads distribution
< 0% spread	9.7%	6.2%
0-3% spread	5.4%	8.7%
3-4% spread	60.5%	56.3%
> 4% spread	24.4%	28.8%
Total	100.0%	100.0%

MOB tenant retention rate	85.5%	85.1%

AVERAGE IN-PLACE CONTRACTUAL INCREASES [4]
	MULTI-TENANT		SINGLE-TENANT		TOTAL
	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT	% INCREASE	% OF BASE RENT
Same store [2]	2.87%	75.2%	2.50%	18.9%	2.79%	94.1%
Acquisitions	2.91%	2.1%	2.38%	0.6%	2.79%	2.8%
Other [5]	2.80%	3.1%	2.00%	0.1%	2.78%	3.2%
Total	2.87%	80.4%	2.50%	19.6%	2.79%	100.1%
Escalator type
Fixed	2.84%	96.9%	2.54%	88.5%	2.78%	95.3%
CPI	3.80%	3.1%	2.21%	11.5%	3.04%	4.7%

SAME STORE TYPE AND OWNERSHIP STRUCTURE [2]
	MULTI-TENANT	SINGLE-TENANT	TOTAL
Tenant type
Hospital	46.3%	68.5%	50.5%
Physician and other	53.7%	31.5%	49.5%

Lease structure
Gross	9.0%	1.3%	7.6%
Modified gross	30.9%	10.5%	27.1%
Net	60.1%	65.4%	61.1%
Absolute net [6]	—%	22.8%	4.3%

Ownership type
Ground lease	44.6%	38.6%	43.6%
Fee simple	55.4%	61.4%	56.4%

# OF LEASES BY SIZE [7]
LEASED SQUARE FEET	# OF LEASES	WALT	WALTR
0 - 2,500	3,649	70.9	37.1
2,501 - 5,000	1,795	81.4	41.5
5,001 - 7,500	621	91.5	45.8
7,501 - 10,000	351	98.1	53.6
10,001 +	671	118.5	58.8
Total Leases	7,087	99.7	50.5

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Year-to-date excludes non-MOB renewals of 67,500 square feet.
4Excludes leases with lease terms of one year or less.
5Includes redevelopment properties, development completion, and joint ventures.
6Tenant is typically responsible for operating expenses and capital obligations.
7Excludes joint ventures, land held for development, construction in progress, corporate property and assets classified as held for sale.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 23

Same Store [1,2]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

TOTAL CASH NOI
	% of Total NOI	2Q 2024	1Q 2024	2Q 2023	Y-o-Y% CHANGE	YTD 2024	YTD 2023	% CHANGE
Multi-tenant	72%	$142,762	$140,644	$138,839	2.8%	$283,406	$276,565	2.5%
Single-tenant	20%	39,990	42,173	39,863	0.3%	82,163	79,924	2.8%
Joint venture	2%	4,853	4,833	4,714	2.9%	9,686	9,277	4.4%
Same store	94%	$187,605	$187,650	$183,416	2.3%	$375,255	$365,766	2.6%
Planned dispositions	—%	90	92	(88)	(202.3%)	182	502	(63.7%)
Re/development	2%	3,099	2,814	3,276	(5.4%)	5,913	6,886	(14.1%)
Wholly owned and joint venture acquisitions	1%	1,368	835	651	110.1%	2,203	799	175.7%
Development completions	—%	771	731	426	81.0%	1,502	869	72.8%
Completed dispositions & assets held for sale	3%	5,969	8,256	20,059	(70.2%)	14,225	42,392	(66.4%)
Total cash NOI	100%	$198,902	$200,378	$207,740	(4.3%)	$399,280	$417,214	(4.3%)

Same store cash NOI without Steward reserve		$189,756	$187,650	$183,416	3.5%	$377,406	$365,766	3.2%

PORTFOLIO OCCUPANCY AND ABSORPTION
			OCCUPANCY %			ABSORPTION (square feet in thousands)
	COUNT	SQUARE FEET	2Q 2024	1Q 2024	2Q 2023	SEQUENTIAL	Y-O-Y
Multi-tenant	486	28,878,272	87.5%	87.2%	86.8%	89	183
Single-tenant	114	6,028,418	99.6%	99.6%	99.6%	—	3
Joint venture	33	1,912,709	86.0%	86.2%	86.8%	(3)	(15)
Same store	633	36,819,399	89.4%	89.1%	88.9%	86	171
Planned dispositions	4	190,646	29.9%	29.9%	32.4%	—	(5)
Re/development	18	1,502,989	53.5%	51.7%	55.7%	27	(33)
Wholly owned and joint venture acquisitions	14	881,481	98.9%	98.7%	97.4%	1	17
Development completions	4	335,403	66.7%	64.5%	60.2%	8	86
Total portfolio	673	39,729,918	87.8%	87.4%	87.4%	122	226
Joint ventures	45	2,635,553	89.6%	89.7%	89.8%	(2)	(4)
Total wholly-owned	628	37,094,365	87.8%	87.3%	87.2%	124	240

Multi-tenant	544	33,027,803	85.9%	85.5%	85.2%	122	365

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 24

Same Store [1,2,3]
DOLLARS IN THOUSANDS, EXCEPT PER SQUARE FOOT DATA

SAME STORE CASH NOI
	TOTAL
	2Q 2024	1Q 2024	2Q 2023	YTD 2024	YTD 2023
Base revenue	$224,157	$224,929	$221,006	$449,086	$440,326
Op. exp. recoveries	68,519	70,121	68,467	138,640	137,163
Revenues	$292,676	$295,050	$289,473	$587,726	$577,489
Expenses	105,071	107,400	106,057	212,471	211,723
Cash NOI	$187,605	$187,650	$183,416	$375,255	$365,766
Revenue per occ SF [4]	$35.62	$35.98	$35.38	$35.80	$35.31
Margin	64.1%	63.6%	63.4%	63.8%	63.3%
Average occupancy	89.3%	89.1%	88.9%	89.2%	88.8%
Period end occupancy	89.4%	89.1%	88.9%	89.2%	88.9%
Number of properties	633	633	633	633	633

Year-Over-Year Change
Revenue per occ SF [4]	0.7%			1.4%
Avg occupancy (bps)	+40			+40
Revenues	1.1%			1.8%
Base revenue	1.4%			2.0%
Exp recoveries	0.1%			1.1%
Expenses	(0.9%)			0.4%
Cash NOI	2.3%			2.6%

Cash NOI without Steward reserve	3.5%			3.2%

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Same store properties are properties that have been included in operations for the duration of the year-over-year comparison period presented. Accordingly, same store properties exclude properties that were recently acquired or disposed of, properties classified as held for sale or intended for sale, properties undergoing redevelopment, and newly redeveloped or developed properties.
3Excludes recently acquired or disposed properties, development completions, construction in progress, land held for development, corporate property, redevelopment properties, planned dispositions and assets classified as held for sale.
4Revenue per occ SF is calculated by dividing revenue by the average of the occupied SF for the period provided. Quarterly revenue per occ SF is annualized.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 25

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

BOTTOM UP RECONCILIATION
	2Q 2024	1Q 2024	2Q 2023	1Q 2023
Net loss	($145,938)	($315,220)	($83,726)	($88,078)
Other income (expense)	156,631	327,646	112,818	94,407
General and administrative expense	14,002	14,787	15,464	14,935
Depreciation and amortization expense	173,477	178,119	183,193	184,479
Other expenses [2]	5,226	4,727	(11,969)	7,940
Straight-line rent expense	1,063	935	1,525	1,537
Straight-line rent revenue	(5,630)	(8,568)	(9,530)	(9,782)
Other revenue [3]	(5,433)	(7,006)	(4,992)	(733)
Joint venture property cash NOI	5,504	4,958	4,957	4,769
Cash NOI	$198,902	$200,378	$207,740	$209,474
Planned dispositions	(90)	(92)	88	(590)
Redevelopment	(3,099)	(2,814)	(3,276)	(3,610)
Wholly owned and joint venture acquisitions	(1,368)	(835)	(651)	(148)
Development completions	(771)	(731)	(426)	(443)
Completed dispositions & assets held for sale	(5,969)	(8,256)	(20,059)	(22,333)
Same store cash NOI	$187,605	$187,650	$183,416	$182,350
Same store joint venture properties	(4,853)	(4,833)	(4,714)	(4,563)
Same store excluding JVs	$182,752	$182,817	$178,702	$177,787

TOP DOWN RECONCILIATION
	2Q 2024	1Q 2024	2Q 2023	1Q 2023
Rental income before rent concessions	$311,592	$321,833	$332,992	$328,115
Rent concessions	(3,457)	(3,757)	(3,312)	(4,022)
Rental income	308,135	318,076	329,680	324,093
Parking income	2,463	2,545	2,370	2,391
Interest from financing receivable, net	2,094	2,117	2,180	2,227
Exclude straight-line rent revenue	(5,630)	(8,568)	(9,530)	(9,782)
Exclude other non-cash revenue [4]	(2,018)	(3,163)	(1,018)	3,594
Cash revenue	305,044	311,007	323,682	322,523
Property operating expense	(117,719)	(121,078)	(125,395)	(122,040)
Exclude non-cash expenses [5]	6,073	5,491	4,496	4,222
Joint venture property cash NOI	5,504	4,958	4,957	4,769
Cash NOI	$198,902	$200,378	$207,740	$209,474
Planned dispositions	(90)	(92)	88	(590)
Redevelopment	(3,099)	(2,814)	(3,276)	(3,610)
Wholly owned and joint venture acquisitions	(1,368)	(835)	(651)	(148)
Development completions	(771)	(731)	(426)	(443)
Completed dispositions & assets held for sale	(5,969)	(8,256)	(20,059)	(22,333)
Same store cash NOI	$187,605	$187,650	$183,416	$182,350
Same store joint venture properties	(4,853)	(4,833)	(4,714)	(4,563)
Same store excluding JVs	$182,752	$182,817	$178,702	$177,787

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes transaction costs, merger-related costs, rent reserves, above and below market ground lease intangible amortization, leasing commission amortization, non-cash adjustments for financing receivables, and ground lease straight-line rent.
3Includes management fee income, interest, above and below market lease intangible amortization, lease inducement amortization, lease termination fees, deferred financing cost amortization and principal related to investment in financing receivable, and tenant improvement overage amortization.
4Includes above and below market intangibles, lease inducements, lease termination fees, deferred financing cost amortization, financing receivable, and TI amortization.
5Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 26

NOI Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF NOI TO FFO AND NORMALIZED FFO
	2Q 2024	1Q 2024
Cash NOI	$198,902	$200,378
General and administrative expense	(14,002)	(14,787)
Straight-line rent	5,630	8,568
Interest and other income (expense), net	(248)	275
Management fees and other income	1,858	1,646
Note receivable interest income	1,771	2,421
Other non-cash revenue [2]	1,804	2,939
Other non-cash expenses [3]	(5,858)	(5,268)
Non-real estate impairment	(11,201)	—
Income taxes	454	336
Unconsolidated JV adjustments	(443)	(427)
Debt Covenant EBITDA	$178,667	$196,081
Interest expense	(62,457)	(61,054)
Transaction costs	(431)	(395)
Leasing commission amortization [4]	5,151	4,467
Non-real estate depreciation and amortization	(1,278)	(1,424)
Gain on non-real estate assets	4,907	—
Non controlling interest	81	106
Goodwill impairment	—	(250,530)
Income taxes	(454)	(336)
Unconsolidated JV adjustments	(389)	(385)
FFO	$123,797	($113,470)
Transaction costs	431	395
Lease intangible amortization	129	175
Significant non-recurring legal fees/forfeited earnest money received	465	—
Merger-related fair value adjustment	10,064	10,105
Credit losses and gains on other assets, net	8,525	—
Goodwill impairment	—	250,530
Unconsolidated JV normalizing items	89	87
Normalized FFO	$143,500	$147,822

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Includes above and below market lease intangibles, interest income related to sales-type leases, lease inducements, lease termination fees, deferred financing cost amortization, and principle related to investment in financing receivable and TI amortization.
3Includes above and below market ground lease intangible amortization, leasing commission amortization, and ground lease straight-line rent.
4Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 27

EBITDA Reconciliations [1]
DOLLARS IN THOUSANDS

RECONCILIATION OF EBITDA
	2Q 2024	1Q 2024
Net loss	($145,938)	($315,220)
Interest expense	62,457	61,054
Income taxes	454	336
Depreciation and amortization	173,477	178,119
Unconsolidated JV depreciation, amortization, and interest	5,207	4,952
EBITDA	$95,657	$(70,759)
Transaction costs	431	395
Gain on sales of assets	(38,338)	(22)
Impairments on real estate assets	120,917	15,937
Goodwill Impairment	—	250,530
Debt Covenant EBITDA	$178,667	$196,081
Leasing commission amortization [2]	5,151	4,467
Lease intangibles, franchise taxes and prepaid ground amortization	980	975
Timing impact [3]	(1,438)	—
Stock based compensation	3,383	3,562
Allowance for credit losses	11,201	—
Rent reserves, net	1,261	(151)
Unconsolidated JV adjustments	89	87
Adjusted EBITDA	$199,294	$205,021
Annualized Adjusted EBITDA	$797,176	$820,084

RECONCILIATION OF NET DEBT
Debt (principal balance)	$5,402,290	$5,372,710
Share of unconsolidated net debt	20,299	23,276
Cash [4]	(137,773)	(26,172)
Net debt	$5,284,816	$5,369,814

Net debt to adjusted EBITDA	6.6x	6.5x

Run-rate adjusted EBITDA	6.4x

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2Leasing commission amortization is included in the real estate depreciation and amortization add-back for FFO.
3Timing adjustments to represent a full quarter impact of acquisitions and dispositions. Properties contributed into a joint venture are adjusted at the Company's share. Timing adjustments also include non-recurring impacts due to one-time items recognized in the quarter.
42Q 2024 cash includes $96.0 million of proceeds from a portfolio disposition held in a cash escrow account as of June 30, 2024.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 28

Components of Net Asset Value [1]
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

CASH NOI BY PROPERTY TYPE
	2Q 2024
ASSET TYPE	SAME STORE [2]	ACQ./DEV. COMPLETIONS [3]	REDEVELOPMENT	TIMING/OTHER ADJUSTMENTS [4]	ADJUSTED CASH NOI	ANNUALIZED ADJUSTED NOI
MOB/Outpatient	$172,555	$1,441	$2,822	$3,554	$180,372	$721,488
Inpatient/Surgical	8,860	125	—	—	8,985	35,940
Office	6,235	—	(8)	—	6,227	24,908
Total Cash NOI	$187,650	$1,566	$2,814	$3,554	$195,584	$782,336

DEVELOPMENT PROPERTIES		TOTAL SHARES OUTSTANDING
Land held for development	$59,871	As of July 26, 2024 [9]		366,687,931
Re/development budget	196,575
	$256,446	IMPLIED CAP RATE
			STOCK PRICE	IMPLIED CAP RATE
		As of July 26, 2024	$17.96	7.0%
OTHER ASSETS
Disposition pipeline [5]	$106,764	2Q 2024 High	$16.63	7.3%
Unstabilized properties [6]	276,498	2Q 2024 Low	$13.70	8.1%
Cash and other assets [7]	533,908
	$917,170

DEBT
Unsecured credit facility	$250,000
Unsecured term loans	1,400,000
Senior notes	3,699,285
Mortgage notes payable	53,005
Company share of joint venture net debt	20,299
Remaining re/development funding	72,616
Other liabilities [8]	310,852
	$5,806,057

1Gross investment and quarterly cash NOI are reflected at the Company's ownership percentage. Lease and building level related metrics such as building square feet and occupancy are reflected at 100% of the buildings.
2See Same Store schedule on pages 24 - 24 for details on Same Store NOI.
3Adjusted to reflect quarterly NOI from properties acquired or stabilized re/developments completed during the full five quarter period that are not included in same store NOI.
4Timing adjustments include adjustments to reflect full quarterly stabilized NOI of a recently completed development of $0.7 million, full quarter NOI for JV contributed assets of $0.7 million, Steward Health revenue reserve adjustment of $2.2 million, and management fee income of $1.7 million, offset by $1.8 million of positive NOI for unstabilized properties, which are shown in other assets.
5Includes assets held for sale and planned dispositions.
6Includes 33 properties at their gross book value. These properties were comprised of 1.2 million square feet that generated positive NOI of $1.8 million.
7Includes cash of $137.8 million, notes receivable of $166.0 million, prepaid assets of $134.3 million, accounts receivable of $52.2 million, prepaid ground leases of $19.7 million, and other investments of $6.0 million. In addition, includes the Company's occupied portion of its corporate headquarters in Nashville of $17.9 million.
8Includes only liabilities that are expected to reduce future cash or NOI and that are currently producing non-cash benefits to NOI. Included are accounts payable and accrued liabilities of $196.4 million, security deposits of $32.6 million, financing right of use liabilities of $75.2 million, and deferred operating expense reimbursements of $6.7 million.
9Total shares outstanding includes OP units.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 29

Components of Expected FFO
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

	EXPECTED 2024		ACTUAL	ACTUAL
	LOW	HIGH	YTD 2024	2Q 2024
OPERATING METRICS
Multi-tenant absorption (bps)	100	150	55	37
Multi-tenant portfolio cash NOI growth [1]	3.50%	4.75%	3.3%	3.9%
Single-tenant portfolio cash NOI growth [1]	0.50%	1.50%	2.2%	2.6%

Same store cash NOI growth, including Company's share of JVs [1]	2.50%	3.50%	3.2%	3.5%
Same store lease retention rate	75.0%	85.0%	85.1%	85.5%

Normalized G&A	$60,000	$62,000	$28,788	$14,002
Straight-line rent, net	26,000	30,000	14,432	6,799

CAPITAL FUNDING
Acquisitions	$—	$—	$—
JV and disposition proceeds	900,000	1,100,000	397,024
Re/development	100,000	130,000	66,376
1st generation TI and acq. capex	30,000	40,000	25,431
Maintenance capex
2nd generation TI	60,000	70,000	32,491
Leasing commissions paid	40,000	45,000	25,227
Building capital	40,000	45,000	18,198
Total maintenance capex	140,000	160,000	75,916

CASH YIELD
Acquisitions	—%	—%	—%
Dispositions	6.0%	7.0%	6.6%
Development (stabilized)	6.5%	8.0%
Redevelopment (stabilized)	9.0%	12.0%

EARNINGS AND LEVERAGE
Earnings per share	$(1.50)	$(1.40)	$(1.22)
Normalized FFO per share	$1.53	$1.58	$0.77
Run-rate net debt to adjusted EBITDA [2]	6.0x	6.5x	6.4x

1Adjusted to exclude the impact of the Steward revenue reserves.
2Run-rate net debt to adjusted EBITDA reflects expected proceeds from additional asset sales and JV transactions. Net debt to adjusted EBITDA was 6.6x at June 30, 2024.

HEALTHCARE REALTY	2Q 2024 SUPPLEMENTAL INFORMATION 30